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                                                                   EXHIBIT 10.26


                             EMPLOYMENT AGREEMENT

         This Agreement is made as of the 16th of October, 1995, the "Effective Date," by and between ANTEC Corporation, a Delaware corporation (the "Company"), and Robert J. Stanzione, an individual residing at 29 Colts Glen Lane, Basking Ridge, New Jersey (the "Employee").

         WHEREAS, the Company wants to employ the Employee and the Employee wants to be employed by the Company;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

         1. Employment and Term. The Company hereby agrees to employ the Employee in an executive capacity, and the Employee hereby agrees to serve the Company in such capacity, subject to the terms and conditions hereof for the period commencing on the Effective Date and continuing until terminated as provided in Section 4 (the "Termination Date"). The Employee is engaged on a full time basis by the Company to perform services of an executive nature within the Employee's abilities.

        2. Compensation. The Company shall pay the Employee for the performance of his duties under this Agreement during the term of his employment
(a) base compensation ("Base Compensation"), which as of the effective date of this Agreement shall be at the rate of $300,000 per year, plus (b) a bonus ("Bonus") for each fiscal year after 1995 in an amount determined by the Board of Directors using such criteria as it deems fair and equitable allowing up to 150% of planned Bonus for performance above target goals. The amount of the planned Bonus shall be 75% of Base Compensation. The Employee's Base Compensation shall be subject to annual or periodic review, in accordance with the Company's customary practice for its other executives and increased in the sole discretion of the Company. Once Base Compensation has been increased, it shall not thereafter be decreased. The Employee's Base Compensation under this Section shall be payable semi-monthly, and the Bonus shall be payable as soon after the end of each fiscal year as it can be determined, but in any event within ninety (90) days thereafter. If the employment of Employee is terminated at other than year-end, the Bonus will be pro rated to reflect the period during the year Employee was employed. The Bonus for 1995 shall be 75% of the Base Compensation paid the Employee for 1995.

          3. (a) Additional Benefits. The Employee shall be entitled to participate in and receive benefits under any defined benefit retirement plan, related excess benefit plan, health plan, disability plan and life insurance plan or other similar employee benefit plan or arrangement (collectively, "Benefit Plans") made available by the Company from time to



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time to its executives.  The Company agrees that it will not substantially reduce the aggregate amount it is currently incurring to provide Benefit Plans to Employee. The Employee shall be entitled to such other benefits, including vacation, fringe benefits and expense reimbursement as are currently in effect for executives as the same may be from time to time be amended.

              (b) Additional Pension. Upon the achievement of both 5 years of service and the substantial performance of his obligations under this Agreement, the Employee will be provided a supplemental pension equal to (i) the amount of pension he would have had under the Company's defined benefit retirement plan and related excess benefit plan if period of the Employee's service under those plans were tripled, less (ii) the amount of pension to which the Employee is entitled under the Company's defined benefit retirement plan and related excess benefit plan.

              (c) Long Term Incentives. In addition to the long term incentives granted the Employee on the Effective Date, the Employee, beginning in 1997, will be eligible for such long term incentive awards as shall be periodically granted to other executives of the Company.

          4. Termination. (a) This Agreement may be terminated by the Company by written notice to the Employee only by adoption by the Board of Directors of a resolution approved by directors constituting a majority of all of the directors then holding office. The termination will not be effective until the later of three years after the Effective Date or one year after written notice of termination is given the Employee unless the termination is for "Good Cause." "Good Cause" shall mean (i) the Employee's conviction of any embezzlement or any felony involving fraud or breach of trust relating to the performance of Employee's duties for the Company, (ii) the Employee's willful engagement in gross misconduct in the performance of his duties, (iii) Employee's death or
(iv) permanent disability which materially impairs Employee's performance of his duties.

              (b) The Employee may terminate this Agreement by giving the Company written notice of termination. The termination will not be effective until the later of three years after the Effective Date or one year after written notice of termination is given the Company unless the termination is for "Good Reason." "Good Reason" shall exist if (i) the Company continues in material breach of this Agreement for more than 30 days after being notified in writing by Employer of such breach provided Employee has given such notice to the Company within 30 days of first becoming aware of the facts constituting such breach, (ii) the Company gives Employee a notice of termination without "Good Cause" as specified above provided Employee terminates this Agreement within 30 days of receiving such notice, or (iii) a "Change of Control" occurs, and the Employee's employment hereunder is terminated by the Company other than for "Good Cause" or by the Employee for any reason. A "Change of Control" shall mean any person (as such term is used in section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is or becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act), (i) of


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securities of the Company representing the higher of (x) more than 25% of the combined voting power of the Company's then outstanding voting securities, excluding Anixter International Inc. ("Anixter") or any successor or "affiliates" as defined pursuant to the Exchange Act or (y) more than such voting securities beneficially owned by Anixter and its successors and affiliates, or (ii) if Anixter and its successors and affiliates beneficially own more than 25% of such securities of the Company, of securities of Anixter representing the higher of (x) more than 25% of the combined voting power of Anixter's then outstanding voting securities (excluding Samuel Zell, B. Ann Lurie, Sheli Rosenberg and their affiliates) or (y) more than such voting securities held by Samuel Zell, B. Ann Lurie, Sheli Rosenberg and their affiliates.

              (c) If the Employee terminates this Agreement and simultaneously therewith his employment by the Company for Good Reason, all of the Employee's shares of restricted stock will vest and all his stock options outstanding and unexercised at the Termination Date shall become immediately and fully exercisable as of the Termination Date and the Company for a period of one year from such termination or through three years after the Effective Date whichever is later (the "Severance Period") shall continue to provide to the Employee (a) his Base Compensation, at the rate most recently determined (b) a Bonus for each fiscal year (and a pro rata amount for each partial year) in an amount equal to the most recent Bonus (annualized if for a partial year) paid or payable to the Employee prior to the Termination Date, and (c) the Benefit Plans as provided by Section 3 (subject in the case of long-term disability to the availability of such coverage under the Company's insurance policy).

              (d) The parties agree that the payments and benefits provided for in subsection (c) of this Section shall be deemed to constitute liquidated damages for the Company's breach or constructive breach of this Agreement and payment for the non-competition provisions of this Agreement, and the Company agrees that (i) Employee shall not be required to mitigate his damages by seeking other employment or otherwise, and (ii) the Company's payments and other obligations under this Agreement shall not be reduced in any way by reason of any compensation received by Employee from sources other than the Company after the Termination Date, except as otherwise expressly provided herein.

              (e) If the Employee should be offered a position with an affiliate of the Company (as defined under the Exchange Act) and chose to accept that position, this Agreement shall terminate and the parties shall have no further obligations to one another under this Agreement except as otherwise agreed by the Employee and the Company in connection with such transfer.

         5. Non-Competition Covenant. The Employee agrees that throughout his employment hereunder and during the Severance Period he will not directly or indirectly, alone or as a member of partnership, association of joint venture or as an employee, officer, director or stockholder of any corporation or in any other capacity:


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              (a)  engage in any activity which is competitive with the business of the Company in the United States or in any foreign country in which the Company is carrying on such business, provided that the foregoing provision shall not be deemed to prohibit the Employee from purchasing for investment any securities or interest in any publicly-owned organization which is competitive with the business of the Company so long as his investment in any such organization does not exceed one percent of its total equity; or

              (b) solicit in connection with any activity which is competitive with the Company, any customers or suppliers which he solicited on behalf of the Company or on behalf of the business of the Company.

         6. Entire Agreement. The terms and provisions of this Agreement constitute the entire agreement between the parties and supersede any previous oral or written communications, representations or agreements with respect to the subject matter hereof.

         7. Notice. Any Notices given hereunder shall be in writing and shall be given by personal delivery or by certified or registered mail, return receipt requested, addressed to:

              If to the Company:                    If to the Employee:
              ANTEC Corporation                     the address shown at
              2850 West Golf Road                   the beginning of this
              Rolling Meadows, IL 60008             Agreement
              Attn: Larry Margolis

or such other address as shall be furnished in writing by one party to the other.

         8. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision had been omitted.

          9. Company Assignment. The Company's obligations hereunder shall be binding legal obligations of any successor to all or substantially all of the Company's business by purchase, merger, consolidation or otherwise. The Company may not sell or otherwise dispose of all or substantially all of its assets or merge or consolidate with any other entity without making adequate provision for its obligations hereunder. The Employee may not assign this Agreement during his life, and upon his death, this Agreement shall be binding upon and inure to the benefit of his heirs, legatees and the legal representative of each.

         10. Applicable Law. This Agreement shall be construed and interpreted pursuant to the laws of Illinois.



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         11.  Amendment.  This Agreement may be amended only by a written document signed by both parties.

         12. Taxes. Company shall pay to Employee the amount of any exercise taxes imposed on Employee under Section 4999 of the Internal Revenue Code as currently written by reason of payments or benefits received by Employee under the other provisions of this Agreement. Employee and Company will minimize the impact of any future changes in the tax laws (other than changes in rates) by reforming this Agreement if it is possible to do so in a manner which is economically equivalent to the current provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement effective as of the Day and year first above written.

         ANTEC Corporation                      Employee

         By

         /s/ Lawrence A. Margolis               /s/ Robert J. Stanzione
         ------------------------               ------------------------

         Its

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